UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Precision BioSciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 314-5512

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 19, 2023, Precision BioSciences, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that the Company and Venable Historic, LLC, successor-in-interest to Venable Tenant, LLC, entered into a Tenth Amendment to Lease Agreement (the “Lease Amendment”), which amended certain terms of the Lease Agreement, dated April 5, 2010, as amended, with respect to the Company’s office space and laboratory facilities located at 302 East Pettigrew Street in Durham, North Carolina. This Amendment No. 1 on Form 8-K/A is being filed by the Company to amend and restate the Original Form 8-K in its entirety to (i) correct the disclosure related to the rental rates in the Lease Amendment, (ii) make other clarifying revisions, and (iii) include the disclosure under Item 2.03 of Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2023, Precision BioSciences, Inc. (the “Company”) and Venable Historic, LLC, successor-in-interest to Venable Tenant, LLC (the “Landlord”), entered into a Tenth Amendment to Lease Agreement (the “Lease Amendment”), which amended certain terms of the Lease Agreement dated April 5, 2010, as amended (the “Original Lease”) with respect to the Company’s office space and laboratory facilities located at 302 East Pettigrew Street in Durham, North Carolina. Among other things, the Lease Amendment extends the term of the Original Lease for an additional period of five years commencing upon August 1, 2024 and up to and through July 31, 2029. The monthly base rent ranges from $23.92 per square foot of rentable area to $37.68 per square foot of rentable area of the premises, representing an annual base rent during the first period of the extension term of approximately $1.9 million. The base rent is subject to an annual upward adjustment of 2.75% or 3.0% (varies by suite) of the then current base rent.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision BioSciences, Inc.

Date:	October 20, 2023	By:	/s/John Alexander Kelly
John Alexander Kelly Chief Financial Officer